TIS MORTGAGE INVESTMENT COMPANY
                          1995 STOCK OPTION PLAN

                    NONQUALIFIED STOCK OPTION AGREEMENT
                    -----------------------------------

        This NONQUALIFIED STOCK OPTION AGREEMENT, dated as of June 21, 1995 (the "Grant Date"), is between TIS Mortgage Investment Company (the "Company"), and John D. Boyce (the "Optionee"), an Unaffiliated Director (as defined in the Company's By-Laws) of the Company.

        WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of common stock of the Company ("Common Shares") as hereinafter provided, in accordance with the provisions of the TIS Mortgage Investment Company 1995 Stock Option Plan (the "Plan"), a copy of which is attached hereto;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 1,000 shares of the Company's common stock, par value $0.001 per share ("Common Shares"). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (which terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement). It is intended that the Option granted hereunder be a nonqualified stock option ("NQSO") and not an incentive option ("ISO") as such term is defined in section 422 of the Internal Revenue Cost of 1986, as amended (the "Code").

        2. Purchase Price. The purchase price of the Common Shares covered by this Option shall be $2.26 per Common Share, which price is 100% of the fair market value of such Common Share. This purchase price shall be reduced (but not below 50% of the amount in the preceding sentence) by the amount of cash dividends per Common Share declared by the Company between the Grant Date and the date the Option is exercised.

        3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on June 21, 2005 (the "Expiration Date"), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

        4. Exercise of Option. Subject to Section 6(d)(v) of the Plan and any other applicable provisions contained in the Plan and in this Option Agreement, this Option may be exercised at any time commencing on the Grant Date, in whole or in part, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

        5. Termination of Board Membership. If such Optionee's membership on the Board of Directors of the Company is terminated prior to the Expiration Date, such Option may be exercised, to the extent of the Common Shares with respect to which the Optionee could have exercised it on the date of termination, at any time prior to the earlier of (I) the Expiration Date, or (ii) 12 months after termination of said membership.

        6. Disability. If such Optionee's membership on the Board of Directors of the Company is terminated prior to the Expiration Date by reason of such Optionee's disability (within the meaning of section 22(e)(3) of the Code), such Option may be exercised, to the extent of the Common Shares with respect to which the Optionee could have exercised it on the date of such termination, at any time prior to the earlier of (I) the Expiration Date, or (ii) 12 months after termination of said membership by reason of such disability.

        7. Death. If such Optionee dies during his membership on the Board of Directors of the Company and prior to the Expiration Date or if Optionee dies after his membership on the Board is terminated but prior to the earlier of the Expiration Date or the expiration of the period determined under Paragraph 5 or Paragraph 6, such Option may be exercised, to the extent of the Common Shares with respect to which the Optionee could have exercised it on the date of his death, at any time prior to the earlier of (I) the Expiration Date, or (ii) 12 months after the Optionee's death.

        8. Method of Exercising Option. Such to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of Common Shares with respect to which it is being exercised, be signed by the person or persons so exercising the Option, and be accompanied by payment of the full Option price for such Common Shares. The Option price shall be paid to the Company in cash, or by certified check, bank draft or postal or express money order.

        Upon receipt of such notice and payment, the Company shall deliver a certificate or certificates representing the Common Shares with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and Optionee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

        9. Common Shares to be Purchased for Investment. The Company may require the person or persons exercising the Option to provide satisfactory assurances that the Common Shares acquired upon such exercise are being acquired for investment and not with a view to distribution, and the certificates representing such Common Shares may be legended accordingly.

        10. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his disability, by his legal representative.

        11. Governing Law. This Option Agreement shall be construed in accordance with, and its interpretation shall be governed by, Maryland law.


        IN WITNESS WHEREOF, TIS MORTGAGE INVESTMENT COMPANY has caused this Nonqualified Stock Option Agreement to be duly executed by its duly authorized officers, and the Optionee has hereunto set his hand and seal, all on the day and year first above written.


ATTEST:                      TIS MORTGAGE INVESTMENT COMPANY
[SEAL]

_____________________    By:________________________________
      Secretary


                         JOHN D. BOYCE


_____________________    ___________________________________
      Witness               Optionee

                      TIS MORTGAGE INVESTMENT COMPANY
                  1995 STOCK OPTION AND STOCK GRANT PLAN

              Notice of Exercise of Nonqualified Stock Option


        I hereby exercise the nonqualified stock option granted to me pursuant to a Nonqualified Stock Option Agreement dated as of June 21, 1995, by TIS Mortgage Investment Company the "Company"), with respect to the following number of shares of the Company's common stock ("Common Shares"), par value $0.001 per Common Shares, covered by said option:

        Number of Common Shares to be purchased    __________

        Option price per Common Share             $__________

        Total option price                        $__________

Enclosed is cash or my check, bank draft or postal or express money order in the amount of $__________ in full payment for such Common Shares.

        Please have the certificate or certificates representing the purchased Common Shares registered in the following name or names*:
____________________; and sent to:  ____________________________________.

DATED:  ____________, 19___.
                                _______________________________
                                      Optionee's Signature





_________________
       *Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

                       Schedule of Omitted Contracts
                       -----------------------------


Nonqualified Stock Option Agreements identical to the Agreement dated June 21, 1995 with John D. Boyce. The omitted agreements are between Registrant and:

                            Robert H. Edelstein
                            Douglas B. Fletcher
                             Robert W. Ledoux
                             Harvie M. Merrill
                              Will M. Storey

                      TIS MORTGAGE INVESTMENT COMPANY
                          1995 STOCK OPTION PLAN

                    NONQUALIFIED STOCK OPTION AGREEMENT


        This NONQUALIFIED STOCK OPTION AGREEMENT, dated as of September 13, 1995 (the "Grant Date"), is between TIS Mortgage Investment Company (the "Company"), and John E. Castello (the "Optionee"), an officer of the Company.

        WHEREAS, the Company desires to afford the Optionee an opportunity to purchase shares of the Company's common stock, par value $0.001 per share ("Common Shares") as hereinafter provided, in accordance with the provisions of the TIS Mortgage Investment Company 1995 Stock Option Plan (the "Plan"), a copy of which is attached hereto;

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

        1. Grant of Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 50,000 shares of the Company's common stock, par value $0.001 per share ("Common Shares"). The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (which terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement). It is intended that the Option granted hereunder be a nonqualified stock option ("NQSO") and not an incentive option ("ISO") as such term is defined in section 422 of the Internal Revenue Cost of 1986, as amended (the "Code").

        2. Purchase Price. The purchase price of the Common Shares covered by this Option shall be $2.25 per Share, which price is 100% of the fair market value of such Common Stock on the Grant Date. This exercise price shall be reduced (but not below 50% of the amount in the preceding sentence) by the amount of cash dividends per Common Stock declared by the Company between the Grant Date and the date the Option is exercised.

        3. Term. Unless earlier terminated pursuant to any provision of the Plan or of this Option Agreement, this Option shall expire on September 12, 2005 (the "Expiration Date"), which date is not more than 10 years from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

        4. Exercise of Option. Subject to Section 6(d)(v) of the Plan and any other applicable provisions contained in the Plan and in this Option Agreement, this Option may be exercised at any time commencing on the Grant Date, in whole or in part, until the expiration of the term of this Option as set forth in Paragraph 3 or until other termination of the Option.

        5. Termination of Service for any Reason, Including Death and Disability. If such Optionee's service with the Company is terminated prior to the Expiration Date for any reason, including the Optionee's death or disability, the Option may be exercised by the Optionee, or in the event of the Optionee's death by the Optionee's estate, personal representative or beneficiary, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of termination, at any time prior to the Expiration Date..

        6. Method of Exercising Option. Such to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by giving written notice of exercise to the Company at its principal office. Such notice (a suggested form of which is attached) shall state the election to exercise the Option and the number of shares with respect to which it is being exercised, be signed by the person or persons so exercising the Option, and be accompanied by payment of the full Option price for such shares. The Option price shall be paid to the Company in cash, or by certified check, bank draft or postal or express money order.

        Upon receipt of such notice and payment, the Company shall deliver a certificate or certificates representing the Common Stock with respect to which the Option is so exercised. Such certificate(s) shall be registered in the name of the person or persons so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and Optionee's spouse, jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised by any person or persons after the death or disability of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

        7. Common Shares to be Purchased for Investment. The Company may require the person or persons exercising the Option to provide satisfactory assurances that the Common Shares acquired upon such exercise are being acquired for investment and not with a view to distribution, and the certificates representing such Common Shares may be legended accordingly.

        8. Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his disability, by his legal representative.

        9. Governing Law. This Option Agreement shall be construed in accordance with, and its interpretation shall be governed by, Maryland law.

        IN WITNESS WHEREOF, TIS MORTGAGE INVESTMENT COMPANY has caused this Nonqualified Stock Option Agreement to be duly executed by its duly authorized officers, and the Optionee has hereunto set his hand and seal, all on the day and year first above written.


ATTEST:                      TIS MORTGAGE INVESTMENT COMPANY
[SEAL]

_____________________    By:________________________________
      Secretary


                         JOHN E. CASTELLO


_____________________    ___________________________________
      Witness               Optionee

                      TIS MORTGAGE INVESTMENT COMPANY
                  1995 STOCK OPTION AND STOCK GRANT PLAN

              Notice of Exercise of Nonqualified Stock Option


        I hereby exercise the nonqualified stock option granted to me pursuant to a Nonqualified Stock Option Agreement dated as of September 13, 1995, by TIS Mortgage Investment Company the "Company"), with respect to the following number of shares of the Company's common stock ("Common Shares"), par value $0.001 per Common Shares, covered by said option:

        Number of Common Shares to be purchased    __________

        Option price per Common Share             $__________

        Total option price                        $__________

Enclosed is cash or my check, bank draft or postal or express money order in the amount of $__________ in full payment for such Common Shares.

        Please have the certificate or certificates representing the purchased Common Shares registered in the following name or names*:
____________________; and sent to:  ____________________________________.

DATED:  ____________, 19___.
                                _______________________________
                                      Optionee's Signature





_________________
       *Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.

                       Schedule of Omitted Contracts
                       -----------------------------

Nonqualified Stock Option Agreements similar to the Agreement dated September 13, 1995 with John E. Castello. The omitted agreements are between Registrant and:

        Patricia M. Howe        for           100,000 shares
        Lorraine O. Legg        for           150,000 shares
        Patrick Maguire         for             5,000 shares
        Soodabeh Shakerin       for            10,000 shares
        Michael J. Stone        for            15,000 shares